U.S. SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549-1004

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 August 30, 2002
                Date of report (Date of earliest event reported)


                              ROYAL PRECISION, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
                         (State or Other Jurisdiction of
                          Incorporation or Organization)


               0-22889                                  06-1453896
       (Commission File Number)             (I.R.S. Employer Identification No.)


   535 Migeon Avenue, Torrington, CT                      06790
(Address of Principal Executive Offices)                (Zip code)


                                 (860) 489-9254
              (Registrant's Telephone Number, Including Area Code)


               (Former Name, Former Address and Former Fiscal Year
                          if Changed Since Last Report)
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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Not applicable.

     (b)  Not applicable

     (c) Exhibits. The following exhibit is furnished herewith as a part of this report:

Exhibit No.
-----------
   99.1 Press release of the Issuer, jointly with Royal Associates, Inc., dated August 30, 2002.

ITEM 9. REGULATION FD DISCLOSURE.

     On August 30, 2002, Royal Precision, Inc. (the "Issuer") announced jointly with Royal Associates, Inc. ("RA") that the Issuer has received a revised offer from RA for the acquisition of the Issuer pursuant to which the Issuer would be merged with RA or a wholly-owned subsidiary of RA, in a cash-out merger in which public stockholders of the Issuer would receive a price of $0.10 per share in cash, reflecting a decrease of $0.27 from the prior offer by RA. The Issuer also announced that the Board of Directors has requested the oral opinion of The Harman Group Corporate Finance, Inc., that, subject to certain customary qualifications to be described in their report, the consideration of $0.10 per share offered by RA pursuant to the proposed cash-out merger of the public stockholders is fair to the Issuer and the stockholders of the Issuer from a financial point of view. The transaction remains subject to the negotiation and execution of a definitive merger agreement, approval of the Issuer's stockholders and certain other conditions. If the merger is consummated, after the merger, RA will be a holding company with the Issuer as its majority-owned subsidiary.

     Further information is contained in the attached press release.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

                                        ROYAL PRECISION, INC.

Dated: August 30, 2002                  By: /s/ John C. Lauchnor
                                            ------------------------------------
                                            John C. Lauchnor, President

                                  EXHIBIT INDEX

                                                                     PAGE IN
                                                                   SEQUENTIALLY
EXHIBIT                                                            NUMBERED COPY
-------                                                            -------------
  99.1         Press release of the Issuer, jointly with Royal
               Associates, Inc., dated August 30, 2002.